Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-4

AIR WATER VENTURES HOLDINGS LIMITED

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	PubCo Ordinary Shares to be issued to Shareholders of Inflection Point	(1)	457(a)	37,077,333		$10.22	$378,930,343.26	0.0001381	$52,330.28
Fees to be Paid	Equity	PubCo Ordinary Shares to be issued to Company Shareholders	(2)	Other	59,211,295			13,354,699.00	0.0001381	1,844.28
Fees to be Paid	Equity	PubCo Series A Preferred Shares	(3)	457(a)	49,197		0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	PubCo Ordinary Shares issuable upon conversion of PubCo Series A Preferred Shares	(4)	Other	49,196,471			1,899,549.00	0.0001381	262.33
Fees to be Paid	Equity	PubCo Series A Investor Warrants	(5)	457(a)	0		0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	PubCo Ordinary Shares issuable upon exercise of the PubCo Series A Investor Warrants	(6)	Other	49,196,471	$		$51,096,019.00	0.0001381	$7,056.36

Total Offering Amounts:								$445,280,610.26		61,493.25
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$61,493.25

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Offering Note(s)

(1)	All securities being registered will be issued by Air Water Ventures Limited, a Cayman Islands exempted company (“PubCo”), in connection with the consummation of the Business Combination pursuant to Business Combination Agreement, dated as of August 25, 2025, as amended by that certain Amendment to Business Combination Agreement dated as of December 31, 2025 (and as may be further amended from time to time, the “Business Combination Agreement”), among (i) PubCo, (ii) Air Water Ventures Holdings Limited, a Cayman Islands exempted company (the “Company”), (iii) Inflection Point Acquisition Corp. III (“Inflection Point”), and (iv) IPCX Merger Sub Limited, a Cayman Islands exempted company (“Merger Sub”). For information relating to the Business Combination and the transactions pursuant to which the securities registered hereunder will be issued, see “Proposal No. 1 — The Business Combination Proposal” in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”).

All capitalized terms used but not defined in this Exhibit 107 will have the meanings assigned to such terms in the proxy statement/prospectus.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The number of ordinary shares, par value $0.001 (“PubCo Ordinary Shares”) of PubCo registered consists of (i) 25,300,000 shares of PubCo Ordinary Shares issuable upon conversion of an equal number Class A ordinary shares, par value $0.0001 per share (“Inflection Point Class A Ordinary Shares”), of Inflection Point Acquisition Corp. III, including the Inflection Point Class A Ordinary Shares that were included in the units issued in Inflection Point’s initial public offering (the “IPO”), that were registered pursuant to the Registration Statement on Form S-1 (File No. 333-283427) (the “IPO Registration Statement”) and offered by Inflection Point in the IPO (the “Public Shares”), (ii) 2,530,000 PubCo Ordinary Shares issuable upon conversion of an equal number of Inflection Point Class A Ordinary Shares, that were initially issued as rights to receive one-tenth (1/10) of one Inflection Point Class A Ordinary Share(the “Inflection Point Rights”) that were included in the units issued in Inflection Point’s IPO, (iii) 8,433,333 shares of PubCo Ordinary Shares issuable upon conversion of 8,433,333 Inflection Point Class A Ordinary Shares, that were initially issued by Inflection Point as Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), in a private placement prior to the IPO to Inflection Point Holdings III LLC, a Delaware limited liability company (the “Sponsor”) (such Inflection Point Class B Ordinary Shares, the “Founder Shares”), (iv) 500,000 PubCo Ordinary Shares issuable upon conversion of an equal number of Inflection Point Class A Ordinary Shares issued to the Sponsor in a private placement concurrent with the IPO, (v) 240,000 PubCo Ordinary Shares issuable upon conversion of an equal number of Inflection Point Class A Ordinary Shares issued to Cantor in a private placement concurrent with the IPO, (vi) 50,000 PubCo Ordinary Shares issuable upon conversion of an equal number of Inflection Point Class A Ordinary Shares that were initially issued to the Sponsor as Inflection Point Rights in a private placement concurrent with the IPO and (vii) 24,000 PubCo Ordinary Shares issuable upon conversion of an equal number of Inflection Point Class A Ordinary Shares that were initially issued to Cantor as Inflection Point Rights in a private placement concurrent with the IPO.

Calculated in accordance with Rule 457(f)(1) and Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Inflection Point Class A Ordinary Shares on The Nasdaq Stock Market LLC on April 7, 2026 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission).
(2)	All securities being registered will be issued by Air Water Ventures Limited, a Cayman Islands exempted company (“PubCo”), in connection with the consummation of the Business Combination pursuant to Business Combination Agreement, dated as of August 25, 2025, as amended by that certain Amendment to Business Combination Agreement dated as of December 31, 2025 (and as may be further amended from time to time, the “Business Combination Agreement”), among (i) PubCo, (ii) Air Water Ventures Holdings Limited, a Cayman Islands exempted company (the “Company”), (iii) Inflection Point Acquisition Corp. III (“Inflection Point”), and (iv) IPCX Merger Sub Limited, a Cayman Islands exempted company (“Merger Sub”). For information relating to the Business Combination and the transactions pursuant to which the securities registered hereunder will be issued, see “Proposal No. 1 — The Business Combination Proposal” in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”).

All capitalized terms used but not defined in this Exhibit 107 will have the meanings assigned to such terms in the proxy statement/prospectus.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents the maximum number of shares of PubCo Ordinary Shares to be issued in connection with the Business Combination to the Company’s shareholders, including 30,000,000 Earnout Shares.

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. The Company is a private company and no market exists for its equity securities. Therefore, the proposed maximum aggregate offering price is the book value of the securities to be exchanged in the Business Combination, which is $13.35 million for the securities indicated. Such book value excludes the impact of the Company’s accumulated deficit.
(3)	All securities being registered will be issued by Air Water Ventures Limited, a Cayman Islands exempted company (“PubCo”), in connection with the consummation of the Business Combination pursuant to Business Combination Agreement, dated as of August 25, 2025, as amended by that certain Amendment to Business Combination Agreement dated as of December 31, 2025 (and as may be further amended from time to time, the “Business Combination Agreement”), among (i) PubCo, (ii) Air Water Ventures Holdings Limited, a Cayman Islands exempted company (the “Company”), (iii) Inflection Point Acquisition Corp. III (“Inflection Point”), and (iv) IPCX Merger Sub Limited, a Cayman Islands exempted company (“Merger Sub”). For information relating to the Business Combination and the transactions pursuant to which the securities registered hereunder will be issued, see “Proposal No. 1 — The Business Combination Proposal” in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”).

All capitalized terms used but not defined in this Exhibit 107 will have the meanings assigned to such terms in the proxy statement/prospectus.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents the number of PubCo’s series A redeemable preference shares, stated value of $1,000 per share, par value $0.001 per share (the “PubCo Series A Preferred Shares”) to be issued in connection with the Business Combination in exchange for the Company’s Series A1 redeemable preference shares of a nominal or par value of $0.0001 per share of the Company (the “Company Series A1 Preferred Shares”) issued to Pre-Funded PIPE Investors.

Calculated in accordance with Rule 457(f)(2) and Rule 457(i) under the Securities Act. The Company is a private company and no market exists for its equity securities. Therefore, the proposed maximum offering price is the book value of the securities to be exchanged in the Business Combination, which is $1.90 million for the securities indicated. Such book value excludes the impact of the Company’s accumulated deficit. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations (“C&DI 240.06”), the registration fee with respect to the PubCo Series A Preferred Shares has been allocated to the PubCo Ordinary Shares issuable upon conversion of the PubCo Series A Preferred Shares and included in the registration fee paid in respect of such shares of PubCo Ordinary Shares.
(4)	All securities being registered will be issued by Air Water Ventures Limited, a Cayman Islands exempted company (“PubCo”), in connection with the consummation of the Business Combination pursuant to Business Combination Agreement, dated as of August 25, 2025, as amended by that certain Amendment to Business Combination Agreement dated as of December 31, 2025 (and as may be further amended from time to time, the “Business Combination Agreement”), among (i) PubCo, (ii) Air Water Ventures Holdings Limited, a Cayman Islands exempted company (the “Company”), (iii) Inflection Point Acquisition Corp. III (“Inflection Point”), and (iv) IPCX Merger Sub Limited, a Cayman Islands exempted company (“Merger Sub”). For information relating to the Business Combination and the transactions pursuant to which the securities registered hereunder will be issued, see “Proposal No. 1 — The Business Combination Proposal” in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”). All capitalized terms used but not defined in this Exhibit 107 will have the meanings assigned to such terms in the proxy statement/prospectus.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents the number of PubCo Ordinary Shares issuable upon conversion of the PubCo Series A Preferred Shares described in note (3), assuming solely for this purpose, a conversion price of $1.00 per share of PubCo Ordinary Shares. Each PubCo Series A Preferred Share is convertible into a number of PubCo Ordinary Shares equal to the Accrued Value divided by the conversion price then in effect.

Calculated in accordance with Rule 457(f)(2) and Rule 457(i) under the Securities Act. The Company is a private company and no market exists for its equity securities. Therefore, the proposed maximum offering price is the book value of the securities to be exchanged in the Business Combination, which is $1.90 million for the securities indicated. Such book value excludes the impact of the Company’s accumulated deficit. Consistent with the response to C&DI 240.06, the registration fee with respect to the PubCo Series A Preferred Shares has been allocated to the PubCo Ordinary Shares issuable upon conversion of the PubCo Series A Preferred Shares and included in the registration fee paid in respect of such shares of PubCo Ordinary Shares.
(5)	All securities being registered will be issued by Air Water Ventures Limited, a Cayman Islands exempted company (“PubCo”), in connection with the consummation of the Business Combination pursuant to Business Combination Agreement, dated as of August 25, 2025, as amended by that certain Amendment to Business Combination Agreement dated as of December 31, 2025 (and as may be further amended from time to time, the “Business Combination Agreement”), among (i) PubCo, (ii) Air Water Ventures Holdings Limited, a Cayman Islands exempted company (the “Company”), (iii) Inflection Point Acquisition Corp. III (“Inflection Point”), and (iv) IPCX Merger Sub Limited, a Cayman Islands exempted company (“Merger Sub”). For information relating to the Business Combination and the transactions pursuant to which the securities registered hereunder will be issued, see “Proposal No. 1 — The Business Combination Proposal” in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”).

All capitalized terms used but not defined in this Exhibit 107 will have the meanings assigned to such terms in the proxy statement/prospectus.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents warrants to purchase up to 4,099,705 PubCo Ordinary Shares (the “PubCo Series A Investor Warrants”) to be issued in connection with the Business Combination in exchange for Company Warrants to purchase Company Ordinary Shares at a purchase price per share of $7,624.33, subject to adjustment, and initially issued to holders of Company Series A1 Preferred Shares.

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. The Company is a private company and no market exists for its equity securities. Therefore, the proposed maximum aggregate offering price is the book value of the securities to be exchanged in the Business Combination, which is $1.90 million for the Company Warrants (the securities to be exchanged for the securities indicated). Such book value excludes the impact of the Company’s accumulated deficit.
(6)	All securities being registered will be issued by Air Water Ventures Limited, a Cayman Islands exempted company (“PubCo”), in connection with the consummation of the Business Combination pursuant to Business Combination Agreement, dated as of August 25, 2025, as amended by that certain Amendment to Business Combination Agreement dated as of December 31, 2025 (and as may be further amended from time to time, the “Business Combination Agreement”), among (i) PubCo, (ii) Air Water Ventures Holdings Limited, a Cayman Islands exempted company (the “Company”), (iii) Inflection Point Acquisition Corp. III (“Inflection Point”), and (iv) IPCX Merger Sub Limited, a Cayman Islands exempted company (“Merger Sub”). For information relating to the Business Combination and the transactions pursuant to which the securities registered hereunder will be issued, see “Proposal No. 1 — The Business Combination Proposal” in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”).

All capitalized terms used but not defined in this Exhibit 107 will have the meanings assigned to such terms in the proxy statement/prospectus.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents the number of PubCo Ordinary Shares issuable upon exercise of the PubCo Series A Investor Warrants described in note (5), assuming for this purpose, an exercise price of such PubCo Series A Investor Warrants is $1.00 per share and the number of shares underlying such warrants is 49,196,471, which amount represents a good-faith estimate of the maximum number of shares of PubCo Ordinary Shares that may become issuable upon exercise of such PubCo Series A Investor Warrants.

Calculated in accordance with Rule 457(f)(2) and Rule 457(i) under the Securities Act. The Company is a private company and no market exists for its equity securities. Therefore, the proposed maximum offering price is the sum of (i) the book value of the securities to be exchanged in the Business Combination, which is $1.90 million for the securities indicated and (ii) the maximum aggregate exercise price of the PubCo Series A Investor Warrants, which is $49,196,471 (assuming an exercise price of each PubCo Series A Warrant is $1.00 per share). Such book value excludes the impact of the Company’s accumulated deficit. Consistent with the response to C&DI 240.06, the registration fee with respect to the PubCo Series A Investor Warrants has been allocated to the PubCo Ordinary Shares issuable upon exercise of the PubCo Series A Investor Warrants and included in the registration fee paid in respect of such shares of PubCo Ordinary Shares.